                                                                Exhibit 3.1.1


                              State of Delaware

                       Office of the Secretary of State



        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ESMOR CORRECTIONAL SERVICES, INC.", CHANGING ITS NAME FROM "ESMOR CORRECTIONAL SERVICES, INC." TO "CORRECTIONAL SERVICES CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 1996, AT 12 O'CLOCK P.M.




        A CERTIFIED COPY OF THIS DOCUMENT HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.










                                        /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:     8051450

                                                  DATE:     08-01-96





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                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                      ESMOR CORRECTIONAL SERVICES, INC.
                  -----------------------------------------
                  Adopted in accordance with the provisions
                  of Section 242 of the General Corporation
                         Law of the State of Delaware
                  -----------------------------------------


        The undersigned, James F. Slattery and Aaron Spiesman, being the President and Secretary, respectively, of ESMOR CORRECTIONAL SERVICES, INC. a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

        FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

        1. By striking over the whole of ARTICLE FIRST, as it now exists, and inserting in lieu and instead thereof a new ARTICLE FIRST, reading as follows:

                "The name of the corporation (hereinafter called the "corporation") is CORRECTIONAL SERVICES CORPORATION."

        2. By striking out the whole of ARTICLE FOURTH, as it now exists, and inserting in lieu and instead thereof a new ARTICLE FOURTH, reading as follows:

                "The total number of shares of stock which the corporation shall have authority to issue is Thirty-One Million (31,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock, all of a par value of One Cent ($.01) each, and One Million (1,000,000) shares of Preferred Stock, all of a par value of One Cent ($.01) each."

        SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to these stockholders who have not consented in writing, all in accordance with the provision of Section 223 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we have signed this certificate this 1st day of August, 1996.



                                        /s/ James F. Slattery
                                        ----------------------------------
                                        James F. Slattery, President



                                        /s/ Aaron Speisman
                                        ----------------------------------
                                        Aaron Speisman, Secretary